SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) November 3, 1998

                       Palomar Medical Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)
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

     Delaware                                                                           04-3128178
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(State or Other Jurisdiction                (Commission                                 (IRS Employer
     of Incorporation)                      File Number)                                Identification No.)
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45 Hartwell Avenue, Lexington, Massachusetts                          02421-3102
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(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code   781-676-7300
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

     Palomar Medical Technologies, Inc. issued the following press release on November 2, 1998:

                   PALOMAR AND COHERENT REPORT ON NEGOTIATIONS
                     FOR SALE OF PALOMAR'S STAR SUBSIDIARY

LEXINGTON, Mass., November 2, 1998 - Palomar Medical Technologies, Inc. (NASDAQ:
PMTI), the technology leader in laser hair removal, and Coherent,  Inc. (NASDAQ:
COHR) today announced that they are currently negotiating the sale to Coherent of Palomar's majority owned subsidiary, Star Medical Technologies, Inc. Star, based in Pleasanton, Calif., manufactures the LightSheer(TM) Diode laser system distributed exclusively by Coherent.

The sale price is expected to be in the range of $60 to $65 million, payable in cash. However, at this time, the parties have not agreed to all of the terms of the transaction. Because a number of significant issues regarding the terms of the transaction remain unresolved, there can be no assurance that the parties will reach agreement. Due to the uncertain nature of transaction negotiations, the likelihood that an agreement will be reached is indeterminable. If an agreement is reached, consummation of the transaction would be subject to the approval of the stockholders of Palomar, as well as certain regulatory approvals and other standard closing conditions.

Palomar Medical Technologies, Inc. is a leading supplier of proprietary laser systems for hair removal and other cosmetic laser treatments. Hundreds of Palomar systems have been installed in physician practices worldwide, and more than 150,000 treatments have been performed.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT. With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements relating to the possible sale of the company's Star subsidiary. That possible sale involves risks and uncertainties that may individually or mutually impact the transaction, and cause the possible sale not to be completed or cause the sale to be completed on terms that differ materially from those described herein. These risk factors include, but are not limited to, the ability of all the parties to the proposed transaction to reach agreement on material terms, the availability of financing for the transaction, the effect of national and global economic conditions, governmental and shareholder approval, and/or other factors outside the control of the company which are detailed from time to time in the company's SEC reports, including the report on Form 10-K for the year ended December 31, 1997. Readers are cautioned not to place undue reliance on these forward-looking statements about this possible transaction, which speak only as of the date hereof. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PALOMAR MEDICAL TECHNOLOGIES, INC.

Date:    November 3, 1998

                                              By:           /s/
                                                 -------------------------------
                                              Name:    Louis P. Valente
                                              Title:   President and
                                                       Chief Executive Officer